Exhibit 3.2
                   Amended and Restated Bylaws of the Company

                           AMENDED AND RESTATED BYLAWS

                                       OF

                              LAMCOR, INCORPORATED



                                   ARTICLE 1.

                                     OFFICES

         Section 1. Principal Office. The principal office of the corporation shall be located in the City of LeSueur, County of LeSueur, State of Minnesota.

         Section 2. Registered Office. The registered office of the corporation may be the same as the principal office of the corporation, but in any event must be located in the State of Minnesota, as required by the Minnesota Business Corporation Act.

         Section 3. Other Business Offices. The corporation may have business offices at such other places, either within or without the State of Minnesota, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                   ARTICLE II.

                                  SHAREHOLDERS

         Section 1. Regular Meeting. Regular meetings of the shareholders of this corporation may be held at the discretion of the Board of Directors on an annual or less frequent periodic basis. The date, time and place of such meetings may be designated by the Board of Directors in the notices of meeting. At regular meetings the shareholders shall elect a Board of Directors and transact such other business as may be appropriate for action by shareholders. If a regular meeting of shareholders has not been held for a period of fifteen
(15) months, one or more shareholders holding not less than three percent (3%) of the voting power of all shares of the corporation entitled to vote may call a regular meeting of shareholders by delivering to the President or Vice President written demand for a regular meeting. Within thirty (30) days after the receipt of such a written demand by the chief executive officer or chief financial officer, the Board of Directors shall cause a regular meeting of shareholders to be called. Such a meeting shall be held on notice no later than ninety (90) days after the receipt of such written demand. All of the expenses of this process shall be paid by the corporation.

         Section 2. Special Meetings of Shareholders. Special meetings of the shareholders, for any purpose or purposes may be called by the President or Vice President or by the Board of Directors, and shall be called by the President or Vice President at the request of the holders of not less than ten percent (10%) of all the outstanding shares of the corporation entitled to vote at the meeting. A special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, when called by shareholders, must be called by shareholders holding twenty-five (25%) or more of the voting power of all shares entitled to vote.

         Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Minnesota, as the place of meeting for any regular meeting or for any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Minnesota, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Minnesota.

         Section 4.  Notice of Meetings of Shareholders.

         A. Regular Meetings and Special Meetings. Notice of the time and place of all regular and special meetings shall be mailed by the Secretary to each shareholder to the last known address of said shareholder as the same appears on the books of the corporation at least ten (10) days before the date of all regular and special meetings. In the event that a plan of merger or exchange is to be considered at a meeting of shareholders, notice of such meeting shall be given to every shareholder, whether or not entitled to vote, not less than fourteen (14) days prior to the date of such meeting. Such notice shall state the purpose of such meeting, and, where a plan of merger or exchange is to be considered, shall include a copy or a short description of the plan.


         B. Mailing. Every notice shall be deemed duly served when the same has been deposited in the United States mail, with postage fully prepaid, addressed to the shareholder at his, her or its address as it appears on the stock transfer books of the corporation.

         C. Waiver. Any shareholder may waive notice of any meeting of shareholders. Waiver of notice shall be effective whether given before, at, or after the meeting and whether given orally, in writing, or by attendance. Attendance of a person at a meeting of shareholders, in person or by proxy, shall constitute a waiver of such notice, except when attendance is for the express purpose of objecting to the transaction of any business, at the commencement of the meeting, because the meeting was not lawfully called or convened.

         Section 5. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 6. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting.

         Section 7. Voting of Shares. Each Outstanding share of capital stock of the corporation shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders except as the Articles of Incorporation otherwise provide.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. General Powers. The business, property and affairs of the corporation shall be managed by its Board of Directors.

         Section 2. Number. The number of Directors of the corporation shall be five (5).

         Section 3. Tenure. Each Director shall hold office until the next regular meeting of shareholders following his or her nomination in the Articles of Incorporation or his or her election, as the case may be, and until his or her successor shall have been duly elected and qualified, or until his or her prior death, resignation or removal.

         Section 4. Qualifications. Directors need not be residents of the State of Minnesota or shareholders of the corporation.

         Section 5. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, each regular meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, within or without the State of Minnesota, for the holding of additional regular meetings without other notice than such resolution.

         Section 6. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, or in his or her absence, the Vice President, or any Director. The person or persons authorized to call special meetings of the Board of Directors may fix the place within or without the State of Minnesota for holding any special meeting of the Board of Directors called by them, and if no other place is fixed the place of meeting shall be the principal business office of the corporation in the State of Minnesota.
All notices of special meetings shall state the purpose thereof.

         Section 7. Notice of Meetings. If the date, time, and place of a meeting of the Board of Directors has been announced at a previous meeting, no notice is required. In all other cases, however, at least three (3) days' notice of the meetings of the Board of Directors shall be given to each Director. Such notice shall state the date and time of the meeting and any other information required by law or desired by the person or persons calling such meeting. If notice of the meeting is required and such notice does not state the place of the meeting, such meeting shall be held at the principal executive office of the corporation. Notice of meetings of the Board of Directors shall be given to Directors in the same manner provided in these Bylaws for giving notice to shareholders of meetings of the shareholders.

         Any Director may waive notice of any meeting. A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on grounds that the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

         Section 8. Quorum. A majority of the members of the Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such a majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

         Section 9. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 10. Vacancies. Any vacancy occurring in the Board of Directors may be filled by appointment made by the remaining Directors. A Director elected to fill a vacancy shall be a Director until his or her successor is elected by the shareholders who may make such election at the next regular meeting of the shareholders, or at any special meeting duly called for that purpose and held prior thereto.

         Section 11. Removal of Directors. The entire Board of Directors or any Director or Directors may be removed from office, with or without cause, at any special meeting of the shareholders duly called for that purpose as provided in these Bylaws. Such a removal requires an affirmative vote of the shareholders holding a majority of the shares entitled to vote at an election of Directors. At such meeting, without further notice, the shareholders may fill any vacancy or vacancies created by such removal as provided in Section 10.

         In addition, any Director may be removed at any time, with or without cause, by the other members of the Board of Directors if: (i) the Director was appointed by the board to fill a vacancy; (ii) the shareholders have not elected Directors in the interval between the time of the appointment and the time of removal; and (iii) a majority of the remaining Directors present affirmatively vote to remove the Director, even though said remaining Directors may be less than a quorum.

         Section 12. Executive Committee. The Directors may by resolution appoint two or more members of the Board as an executive committee to manage the business of the corporation during the interim between meetings of the Board.

         Section 13. Action in Writing. Any action required or permitted to be taken at a meeting of the Board of Directors or of a lawfully constituted committee thereof, which requires the approval of the shareholders, may be taken by written action signed by all of the Directors then in office or by all of the members of such committee, as the case may be. However, if the Articles of Incorporation authorize written action by less than all the Directors and the action does not require shareholder approval, such action shall be effective if signed by the number of Directors or members of such committee that would be required to take the same action at a meeting at which all Directors or committee members were present. If any written action is taken by less than all Directors or members, all Directors or members shall be notified immediately of its text and effective date. The failure to provide such notice, however, shall not invalidate such written action. A Director who does not sign or consent to the written action has no liability for the action or actions taken thereby.

         Section 14. Meeting by Means of Electronic Communication. Members of the Board of Directors of the corporation, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar means of communication by which all persons participating in the meeting can simultaneously hear each other. Such participation in a meeting pursuant to this Section shall constitute presence in person at such meeting. Meetings held pursuant to this Section, however, are still subject to the notice, quorum, and voting requirements as provided in Sections 7 and 8.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. Number. The officers of this corporation shall be a President, a Vice President, a Secretary and a Treasurer. Any two offices, except those of President and Vice President, may be held by the same person. Officers need not be Directors.

         Section 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected by the Board of Directors at the regular meeting of the Board of Directors held immediately following each regular meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he shall resign or shall have been removed in the manner hereinafter provided.

         Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby.

         Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         Section 5. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 6. Vice President. In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice President shall perform the duties of President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

         Section 7. Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties incident to the office of Secretary arid such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

         Section 8. Treasurer. If required by the Board of Directors, the Treasurer and any Assistant Treasurer selected by the Board of Directors shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

         Section 9. Assistants and Acting Officers. The Assistant Secretaries and Assistant Treasurers, if any, selected by the Board of Directors, shall perform such duties and have such authority as shall, from time to time be delegated or assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Directors. The Board of Directors shall have the power to appoint any person to perform the duties of an officer whenever for any reason it is impracticable for such officer to act personally. Such acting officer so appointed shall have the powers of and be subject to all the restrictions upon the officer to whose office he is so appointed except as the Board of Directors may by resolution otherwise determine.

         Section 10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

         Section 11. Filling More Than One Office. Any two offices of the corporation except those of President and Vice President may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

                                    ARTICLE V

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President and the Secretary and sealed with the seal of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.

         Section 2. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

         Section 3. Lost, Destroyed or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.

                                   ARTICLE VI

                                    DIVIDENDS

         Section 1. Declaration of Dividends. The Board of Directors may from time to time declare dividends on its outstanding shares upon the following terms and conditions:

                  (a) Dividends may be declared from earned surplus upon shares of all classes, subject to restrictions, if any, contained in the Articles of Incorporation.

                  (b) Dividends may be declared from any surplus upon preferred shares only; provided that if such a dividend is declared and paid from any surplus other than earned surplus, the shareholders receiving the dividend shall be advised of that fact at the time of payment to them and the next annual statement of accounts to be given to the shareholders shall indicate the surplus from which such dividend was paid;

                  (c) Stock dividends may be declared from appreciation of the value of the assets of the corporation provided capital is not impaired;

                  (d) In determining what is earned surplus, the judgment of the Board of Directors shall be conclusive unless it shall be shown that the Directors acted in bad faith or were grossly negligent.

                                   ARTICLE VII

                                      SEAL

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal." Use of such seal is not required.

                                  ARTICLE VIII

                                   AMENDMENTS

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted either by the affirmative vote of the shareholders representing a majority of all the shares issued and outstanding, at any regular or special shareholders' meeting or by the affirmative vote of the majority of the Board of Directors at any regular or special meeting, if a notice setting the terms of the proposal has been given in accordance with the notice requirements for special meetings of shareholders or for special meetings of Directors, whichever may be applicable. The Board of Directors may make and alter all Bylaws, except those Bylaws Fixing their number, qualifications, classifications, or term of office; provided, that any Bylaw amended, altered or repealed by the Director as provided herein may thereafter be amended, altered, or repealed by the shareholders.

                                   ARTICLE IX.

                                   FISCAL YEAR

         The fiscal year of the corporation shall begin on the first day of October in each year.


         These Amended and Restated Bylaws were adopted as and for the Bylaws for LAMCOR, INCORPORATED, a Minnesota corporation, by written action signed by all of the directors of the Company effective December 1, 1996.




                                     /s/ Leo Lund
                                     ------------------------------------------
                                           Secretary